First AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this "Amendment") is made as of October 11, 2012, by and among:

     THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation (the "Lead Borrower");

the other LOAN PARTIES party hereto; the LENDERS party hereto; and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H

A. Reference is made to Amended and Restated Credit Agreement dated as of July 26, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement") by and among the Lead Borrower, the other Loan Parties, the Lenders, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

B. The Loan Parties have requested that the Agents and the Lenders (to the extent required by the Credit Agreement) modify certain provisions of the Credit Agreement, as provided herein.

Accordingly, the parties hereto hereby agree as follows:

1. Incorporation of Terms and Conditions of Credit Agreement; Definitions.

All of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.	Amendments to Credit Agreement.

3.	The definition of "Debt Service Charges" contained in Section 1.01 of the

Credit Agreement is hereby amended and restated in its entirety as follows:

     ""Debt Service Charges" means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) scheduled principal payments paid or required to be paid on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease

Obligations) for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP."

4. The definition of " Permitted Senior Notes Refinancing" contained in

Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "Permitted Senior Notes Refinancing" means any Indebtedness issued in exchange for, or all or part of the net proceeds of which are used to refinance or replace, the Term Loan and the Senior Subordinated Notes (and any Indebtedness constituting a Permitted Senior Notes Refinancing thereof), whether in the form of new credit facilities, debt securities or otherwise; provided that (a) as of the date of incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (b) the principal amount (or accreted value, if applicable) of such Indebtedness shall not exceed $300,000,000 at any time outstanding; (c) the terms of such Indebtedness (i) shall be on commercially reasonable terms in light of then prevailing market conditions, (ii) shall have a scheduled maturity date no earlier than six months after the Maturity Date (notwithstanding any acceleration of such Indebtedness pursuant to the terms thereof) and (iii) shall have no required amortization of principal or mandatory prepayments unless either (x) approved in writing by the Administrative Agent prior to the incurrence of such Indebtedness or (y) in case of any Indebtedness other than the Term Loan and the Senior Subordinated Notes (but including, for clarity, any Permitted Senior Notes Refinancing thereof), such amortization of principal or mandatory prepayments are consistent with those contained in the Indebtedness being refinanced or replaced (other than, in each case, subject to the requirements of Section 2.05 of this Agreement, prepayments of, or offers to purchase, such Indebtedness resulting from a disposition of assets or change in control as are customary in such financings, as determined pursuant to the terms thereof); (d) such Indebtedness shall be either unsecured or secured only by Permitted Encumbrances; and (e) the Agent shall have received true, correct and complete copies of all agreements, documents or instruments evidencing or otherwise related to such Indebtedness.

     5. Section 7.06(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "(c) the Lead Borrower may repurchase, redeem or otherwise acquire Equity Interests issued by it, or declare or pay cash dividends to its stockholders if, after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied and prior to undertaking any such transaction or payment, the Loan Parties shall have delivered to the Administrative Agent evidence of satisfaction of Pro Forma Availability Condition in form and substance reasonable acceptable to the Administrative Agent; and"

     6. Section 7.07(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "(d) the Lead Borrower may make voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (including on account of any Subordinated Indebtedness) if, after giving effect to any such payment, the Six Month Pro Forma Excess Availability will be equal to or greater than thirty percent (30%) of the Loan Cap and no Default or Event of Default exists or would arise as a result of such payment, and prior to undertaking any such transaction or payment, the Loan Parties shall have delivered to the Administrative Agent evidence of such in form and substance reasonable acceptable to the Administrative Agent;"

     7. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent (such date the "First Amendment Effective Date"): a. This Amendment shall have been duly executed and delivered by the Loan Parties and the Required Lenders, shall be in full force and effect, and shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

     b. All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

     c. The Borrowers shall have reimbursed the Administrative Agent for all reasonable fees, costs and expenses, including, reasonable attorneys' fees, in connection with or relating to this Amendment.

     d. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

     8. Representations and Warranties. Each Loan Party hereby represents and warrants that as of the First Amendment Effective Date:

     a. (i) no Default or Event of Default exists, and (ii) all representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects except that (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (y) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects.

     b. (i) this Amendment has been duly executed and delivered by each of the Loan Parties, and (ii) this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     9. Ratification of Loan Documents. The Credit Agreement, as hereby amended, and all other Loan Documents, are hereby ratified and re-affirmed in all respects and shall continue in full force and effect. The Security Documents continue to secure the Obligations, as modified pursuant to this Amendment, to the same extent as prior to giving effect to this Amendment.

     10. Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

     11. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, or other electronic image scan transmission (e.g., "pdf" or "tif" via e-mail) shall be as effective as delivery of a manually executed counterpart of this Amendment.

     12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

     13. Miscellaneous. a. This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

     b. Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

     c. The Loan Parties warrant and represent that the Loan Parties have consulted with independent legal counsel of the Loan Parties' selection in connection with this Amendment and are not relying on any representations or warranties of the Agents, the Lenders or their counsel in entering into this Amendment.

[signature pages follow]

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

BORROWERS

/S/THE PEP BOYS - MANNY, MOE & JACK

/S/THE PEP BOYS MANNY, MOE & JACK OF CALIFORNIA /S/PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC. /S/PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC. /S/BIG 10 TIRE STORES, LLC

/S/TIRE STORES GROUP HOLDING CORP.

GUARANTORS

/S/CARRUS SUPPLY CORPORATION

/S/BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT

/S/BANK OF AMERICA, N.A., AS A LENDER, L/C ISSUER AND SWING LINE LENDER

/S/WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SUCCESSOR BY MERGER TO WELLS FARGO RETAIL FINANCE, LLC, AS AN L/C ISSUER

/S/WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SUCCESSOR BY MERGER TO WELLS FARGO RETAIL FINANCE, LLC, AS A LENDER

/S/LENDERS